Exhibit 99.1

INCOME FUND
TEN, LLC

PORTFOLIO OVERVIEW

FIRST QUARTER

2007

ICON Income Fund Ten, LLC

- First Quarter 2007 Portfolio Overview -

Dear Member of ICON Income Fund Ten, LLC:

ICON Income Fund Ten, LLC (“Fund Ten”) raised $150,000,000 commencing with its initial offering on June 2, 2003 through the closing of the offering on April 5, 2005.  As of March 31, 2007, Fund Ten had 148,659 limited liability company shares outstanding.  During the reporting period, Fund Ten continued to function in its “Operating Period” and no additional members were admitted.

During the Operating Period, Fund Ten has been seeking to purchase additional equipment subject to lease.  The leased equipment in Fund Ten’s portfolio is comprised of two categories: growth leases, where the rental cash flows have been assigned or pledged to a lender, and income leases, where Fund Ten retains the rental cash flows.  While income leases produce monthly cash flows, growth leases permit Fund Ten to retain an interest in the future value of the equipment on a leveraged equity basis.  Fund Ten’s manager, ICON Capital Corp. (the “Manager”), expects that the future value of the equipment in growth leases will be greater than Fund Ten’s initial cash investment.

Cash generated from these investments has facilitated Fund Ten’s distributions to investors.  Availability of cash to be used for reinvestment also depends on the requirements for expenses, reserves, and distributions to investors.

Fund Ten’s Operating Period is anticipated to continue until April 2010 – a period of five years from the closing of the offering – unless extended at the Manager’s sole discretion. Following its Operating Period, Fund Ten will enter its “Liquidation Period” during which time equipment will be sold in the ordinary course of business.

News Covering the Reporting Period

Global Crossing Telecommunications, Inc. (“Global Crossing”), a leading global internet protocol solutions provider, announced that it will provide global telecommunications services to its partner AT&T Government Solutions, a business unit of AT&T Inc., that was awarded the Networx Universal contract by the U.S. General Services Administration.  Under the Networx Universal contract, Global Crossing will support AT&T Inc. in its efforts to compete for task orders relating to in-demand governments services such as telecommunications, networking, and related services.   (Source:  Global Crossing press release, dated March 30, 2007)

Neither Fund Ten nor the Manager accept any responsibility for, or assume any liability for, any duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the heading “News Covering the Reporting Period.”

Portfolio Overview

Fund Ten has invested both directly and indirectly through joint ventures with its affiliates.  As of March 31, 2007, Fund Ten’s portfolio consisted primarily of the following investments:

Income Leases

•  A 30.6% interest in a joint venture which purchased state-of-the-art telecommunications equipment from various vendors, which was then leased to Global Crossing. Fund Ten’s purchase price for its interest was approximately $7,695,000. The lease expires on March 31, 2010.

•  A 72.3% interest in a separate joint venture which purchased state-of-the-art telecommunications equipment from various vendors, which was then leased to Global Crossing and Global Crossing North American Networks, Inc.  Fund Ten’s purchase price for its interest in the joint venture was approximately $10,044,000. The lease expires on October 31, 2010.

•  A 100% interest in steering column production and assembly equipment that is on lease to Anchor Tool & Die Co. Fund Ten was assigned and assumed the rights to the lease for approximately $2,817,000. The lease term expires on September 30, 2009.

•  A 50% interest in a joint venture which purchased digital audio/visual entertainment systems subject to a lease with AeroTV Ltd. (“AeroTV”), a provider of on board digital audio/visual systems for airlines, rail and coach operators in the United Kingdom. Fund Ten’s purchase price for its interest in the joint venture was approximately $2,776,000.  The joint venture only funded approximately $1,357,000 for the purchase of the equipment.

On February 13, 2007, AeroTV's primary customer terminated its service agreement with AeroTV.  AeroTV subsequently filed for bankruptcy protection and we terminated the lease and recorded a reserve with regard to all outstanding unpaid amounts.  The amounts held in escrow were returned with accrued interest in April 2007.  The Manager was able to negotiate directly with AeroTV's customer to receive lease payments due to the joint venture through the termination date of the service agreement.  On April 18, 2007 the joint venture filed a lawsuit in the United Kingdom’s High Court of Justice, Queen’s Bench Division against AeroTV and one of its directors for fraud. The lease was recorded by the joint venture as a finance lease. At March 31, 2007, there were approximately $882,000 of minimum rents receivable over the remaining life of the lease. During March 2007, the joint venture collected approximately $218,000 of the remaining minimum rents receivable balance. As a result of the foregoing, the joint venture has recorded a reserve for the remaining minimum rents receivable balance of approximately $664,000 at March 31, 2007.

During April 2007, the remaining amounts previously contributed to the joint venture by Fund Ten and its affiliate for the purchase of on-board digital audio/visual systems were returned along with accrued interest totaling approximately $5,215,000. Fund Ten’s portion was approximately $2,608,000.

•  A 100% interest in the entity which purchased hospital bedside entertainment and communication terminals on lease to Premier Telecom Contracts Limited (“Premier Telecom”). The terminals are installed in several National Health Service hospitals throughout the United Kingdom.  Premier is one of four companies in the United Kingdom to receive the right to install and operate the equipment in hospitals, and it has the exclusive right to install and operate the equipment in thirteen hospitals. The base term of the lease, which commenced on January 1, 2006, is seven years.  Fund Ten, through a wholly-owned entity, paid approximately $13,945,000 (£8,091,000) for the equipment.

•  101 Noritsu QSS-3011 digital mini photo development labs on lease to Rite Aid Corporation.  The leases expire at various times from November 2007 to September 2008. Fund Ten’s purchase price was approximately $9,100,000, inclusive of legal fees.

•  A 74% interest in ICON GeicJV, which purchased information technology equipment, such as Sun servers, HP servers, Dell desktop computers and Panasonic laptop computers, subject to a three-year lease with Government Employees Insurance Company (“GEICO”), a wholly-owned subsidiary of Berkshire Hathaway Inc.  Fund Ten contributed approximately $4,331,000 for the equipment that was purchased by the joint venture.   The lease expired on March 31, 2007 and GEICO returned a portion of the equipment which is being held for sale.  The remaining equipment has been renewed on a month-to-month basis.

During March 2007, GEICO returned equipment with a cost basis of approximately $5,367,000 and extended equipment with a cost basis of approximately $486,000, on a month to month lease renewal. Of the equipment that was returned, the Manager sold equipment with a net book value of approximately $130,000. The joint venture realized proceeds of approximately $142,000 and recognized a gain of approximately $12,000. The remaining returned equipment, which had a net book value of approximately $646,000, was reclassified to equipment held for sale, net at March 31, 2007.

•  A 75% interest in the unguaranteed residual values of a portfolio of leases currently in effect with various lessees in the United Kingdom. The portfolio is mostly comprised of information technology equipment, including laptops, desktops and printers. All of the leases expire at various dates through August 30, 2009. Fund Ten’s purchase price was approximately $2,843,000.

•  Four double box girder cranes leased to WPS, Inc., purchased for approximately $894,000. The lease commenced on April 1, 2005 and has a lease term of 48 months.

•  Refrigeration equipment on lease to P.W. Supermarkets, Inc. (“PW Supermarkets”).  Fund Ten’s purchase price of this equipment was approximately $1,310,000. The lease term is two years with respect to a portion of the equipment, and is three years with respect to the rest of the equipment, commencing August 1, 2004. On June 29, 2006, Fund 10 sold a portion of the refrigeration equipment for approximately $283,000, resulting in a loss on the sale of the equipment of approximately $24,000.

•  Material handling equipment leased to Saturn Corporation.  Fund Ten was assigned and assumed the rights to the lease for approximately $594,000.  The lease is scheduled to expire on September 30, 2011.

•  Two Mitel Networks office phone systems and phones leased to CompUSA, Inc.  Each phone system is subject to a lease which is scheduled to expire in December 2009 and the other phones are subject to a lease which is scheduled to expire in December 2008.  Fund Ten acquired the equipment for approximately $4,029,000.

Growth Leases

•  Three 3,300 TEU (twenty-foot equivalent unit) container vessels on bareboat charter lease to ZIM Israel Navigation Co. Ltd. ("ZIM").  Two of the three vessels (ZIM Korea and ZIM Italia) were constructed in 1991, while the remaining vessel (ZIM Canada) was built in 1990. The bareboat charters for ZIM Canada and ZIM Korea run through June 2009, while ZIM Italia’s charter expires in December 2009.  Fund Ten acquired the vessels for $107,220,000, comprised of approximately $28,770,000 in cash and the assumption of three non-recourse mortgages totaling $78,450,000.

Investments in Unguaranteed Residual Values

During July 2006,  Fund Ten entered into a purchase and sale agreement  with Key Finance Group,  Ltd. (a United Kingdom based company), pursuant to which it acquired an interest in the unguaranteed residual values of technology equipment currently on lease to various lessees located in the United Kingdom for approximately $782,000 (£422,000).  These leases have expiration dates ranging from December 2006 through March 2015.

10% Status Report

As of the end of the reporting period, the ZIM Canada, ZIM Korea and ZIM Italia were the only three assets that individually constituted at least 10% of the aggregate purchase price of Fund Ten’s asset portfolio.  Each vessel will remain on bareboat charter during the next fiscal year with 26, 26 and 33 monthly payments remaining, respectively, as of March 31, 2007.  At the time Fund Ten acquired these vessels, the vessels were previously commissioned, and to the best of the Manager’s knowledge, each vessel remains seaworthy, in efficient operating condition and good state of repair as required under each charter.

Disposition of Assets

•  Fund Ten sold a portion of the equipment returned by GEICO for approximately $142,000 and recognized a gain of approximately $12,000 on the sale.

•  On March 31, 2007, Fund Ten sold all of its Boeing 767 aircraft rotables and accessories previously leased to Flugfelagid Atlanta hf, doing business as Air Atlanta Icelandic.  Fund Ten purchased the equipment in September 2003 for $3,600,000.  Fund Ten has received approximately $3,990,000 in combined rental and sales proceeds.

•  On March 30, 2007, the joint venture sold Aircraft N318FE to FedEx for approximately $4,260,000 resulting loss on the sale of the aircraft of approximately $1,025,000. Fund Ten’s portion of sales proceeds and the loss on sale were approximately $426,000 and $105,000, respectively.

Distribution Analysis

During the reporting period, Fund Ten continued to make monthly distributions at a rate of 8.6% per annum.  Cash available for distributions was generated substantially through cash from operations.  From the inception of the offering period, Fund Ten has made forty-two monthly distributions to its members.  During the three months ended March 31, 2007, Fund Ten paid cash distributions to its members  of approximately $3,196,955.  As of March 31, 2007, a $10,000 investment made at the initial closing would have received $2,943 in cumulative distributions representing a return of approximately 29% of such initial investment.

Fund Summary
Offering Period	6/2/2003- 4/5/2005
Size of offering	$150,000,000
Original No. of Investors	4,393
Estimated start of Fund liquidation	4/5/2010

Outlook and Overview

The PW Supermarkets lease is the next lease scheduled to expire, in July 2007.

      As of March 31, 2007, Fund Ten had $7,210,537 in cash and cash equivalents on hand.  Substantially all of Fund Ten’s cash flows are derived from income leases.  On a monthly basis, Fund Ten deducts from such cash flows its recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs.  The remaining cash flows are then available for monthly distribution to investors.  Fund Ten is a permitted borrower, together with several other funds managed by the Manager, under a revolving credit facility.  Under the terms of the facility, the borrowers may borrow (subject to a borrowing base) an amount up to $17,000,000 on a joint and several basis.  As of March 31, 2007, Fund Ten had not borrowed any amount under the facility and the total amount outstanding under the facility was $6,635,000.

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Balance Sheets

ASSETS

	(Unaudited)
	March 31,	December 31,
	2007	2006
Cash and cash equivalents	$7,210,537	$5,685,688

Investments in finance leases:
Minimum rents receivable	22,069,465	22,975,426
Estimated unguaranteed residual values	2,164,364	2,160,615
Initial direct costs, net	170,977	182,049
Unearned income	(10,236,830)	(10,899,809)

Net investments in finance leases	14,167,976	14,418,281

Investments in operating leases:
Equipment, at cost	139,893,542	145,214,350
Accumulated depreciation	(46,527,225)	(45,418,818)

Net investments in operating leases	93,366,317	99,795,532

Investments in joint ventures	15,908,962	17,024,799
Investments in unguaranteed residual values	1,984,433	2,409,009
Equipment held for sale or lease, net	663,612	17,500
Interest rate swap contracts	589,716	754,521
Restricted cash	1,464,000	1,464,000
Prepaid service fees, net	413,772	1,024,155
Other assets, net	1,643,284	2,912,372

Total assets	$137,412,609	$145,505,857

LIABILITIES AND MEMBERS' EQUITY

Liabilities:
Notes payable - non-recourse	$41,969,089	$45,769,691
Accounts payable and other liabilities	401,193	509,945
Deferred rental income	1,050,860	1,355,712
Due to Manager, net	22,772	60,271
Minority interest	3,702,580	4,039,195

Total liabilities	47,146,494	51,734,814

Commitments and Contingencies

Members' equity:
Manager (one share outstanding, $1,000 per share original issue price)	(431,366)	(401,837)
Additional Members (148,659 and 148,730 shares outstanding,
$1,000 per share original issue price)	87,598,096	90,581,159
Accumulated other comprehensive income	3,099,385	3,591,721

Total members' equity	90,266,115	93,771,043

Total liabilities and members' equity	$137,412,609	$145,505,857

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Operations
Three Months Ended March 31,
(Unaudited)

	2007	2006
Revenue:
Rental income	$7,438,286	$6,551,901
Finance income	681,951	-
Income from investments in joint ventures	225,877	276,230
Net gain on sales of equipment	118,065	2,726
Interest and other income	89,687	187,324

Total revenue	8,553,866	7,018,181

Expenses:
Depreciation and amortization	6,370,443	6,302,786
Interest	585,779	834,202
Management fees - Manager	588,360	447,837
Administrative expense reimbursements - Manager	210,537	287,331
General and administrative	458,477	174,836
Minority interest	64,003	11,094

Total expenses	8,277,599	8,058,086

Net income (loss)	$276,267	$(1,039,905)

Net income (loss) allocable to:
Additional Members	$273,504	$(1,029,506)
Manager	2,763	(10,399)

	$276,267	$(1,039,905)

Weighted average number of additional
member shares outstanding	148,683	149,065

Net income (loss) per weighted average
additional member share	$1.84	$(6.91)

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statement of Changes in Members' Equity
For the Year Ended December 31, 2006 and for the Three Months Ended March 31, 2007
(Unaudited)

				Accumulated
				Other	Total
	Additional	Additional	Managing	Comprehensive	Members'
	Member Shares	Members	Member	Income (Loss)	Equity
Balance, January 1, 2006	149,174	105,724,368	(252,770)	(22,194)	105,449,404

Additional member shares redeemed	(444)	(385,563)	-	-	(385,563)
Cash distributions to members	-	(12,805,418)	(129,348)	-	(12,934,766)
Change in valuation of interest rate
swap contracts	-	-	-	(243,456)	(243,456)
Change in valuation of warrants held
by a joint venture	-	-	-	538,072	538,072
Foreign currency translation adjustment	-	-	-	3,319,299	3,319,299
Net loss	-	(1,952,228)	(19,719)	-	(1,971,947)

Balance, December 31, 2006	148,730	90,581,159	(401,837)	3,591,721	93,771,043

Additional member shares redeemed	(71)	(59,612)	-	-	(59,612)
Cash distributions to members	-	(3,196,955)	(32,292)	-	(3,229,247)
Change in valuation of interest rate
swap contracts	-	-	-	(164,805)	(164,805)
Change in valuation of warrants held
by a joint venture	-	-	-	(473,681)	(473,681)
Foreign currency translation adjustment	-	-	-	146,150	146,150
Net income	-	273,504	2,763	-	276,267

Balance, March 31, 2007	148,659	$87,598,096	$(431,366)	$3,099,385	$90,266,115

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
Three Months Ended March 31,
(Unaudited)

	2007	2006
Cash flows from operating activities:
Net income (loss)	$276,267	$(1,039,905)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(4,392,000)	(4,392,000)
Finance income	(681,951)	-
Income from investments in joint ventures	(225,877)	(276,230)
Net gain on sales of equipment	(118,065)	(2,726)
Net gain on foreign currency transactions	-	-
Impairment loss	-	-
Depreciation and amortization	6,370,443	6,302,786
Interest expense on non-recourse financing paid directly
to lenders by lessees	585,779	834,202
Minority interest	64,003	11,094
Changes in operating assets and liabilities:
Collection of principal - non-financed receivables	945,915	-
Due to Manager and affiliates, net	266	195,730
Other assets	1,266,475	(96,063)
Accounts payable and other liabilities	(103,132)	(996,532)
Deferred rental income	(304,852)	(42,154)

Net cash provided by operating activities	3,683,271	498,202

Cash flows from investing activities:
Investments in operating leases, net of security deposit assumed	-	(253,853)
Proceeds from sales of equipment and unguaranteed residual values	547,470	1,955,354
Distributions received from joint ventures	986,639	135,079
Restricted cash provided	-	733,792
Minority interest contribution in joint venture	-	(35,056)
Distributions to minority interest holders in joint ventures	(400,618)	(120,682)

Net cash provided by investing activities	1,133,491	2,414,634

Cash flows from financing activities:
Cash distributions to members	(3,229,247)	(3,237,990)
Additional member shares redeemed	(59,612)	(165,527)

Net cash used in financing activities	(3,288,859)	(3,403,517)

Effects of exchange rates on cash and cash equivalents	(3,054)	(85,621)

Net increase (decrease) in cash and cash equivalents	1,524,849	(576,302)
Cash and cash equivalents, beginning of the period	5,685,688	24,242,517

Cash and cash equivalents, end of the period	$7,210,537	$23,666,215

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
Three Months Ended March 31,
(Unaudited)

	2007	2006
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse notes payable
directly to lenders by lessees	4,392,000	4,392,000
Transfer of investments in lease assets to equipment held for
sale or lease, net	646,112	-
Transfer from restricted cash to investments in operating leases	-	1,599,797
Sales proceeds received by an affiliate for sale of investments in
unguaranteed residual values	34,003	-
Transfer from investments in unguaranteed residual values to
investments in operating leases	99,887	48,286

Transactions with Related Parties

Fund Ten has entered into certain agreements with the Manager and ICON Securities Corp., a subsidiary of the Manager, whereby Fund Ten pays certain fees and reimbursements to those parties.  ICON Securities Corp. was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of these agreements, Fund Ten pays or paid  the Manager (i) management fees ranging from 1% to 7% based on a percentage of the rentals received either directly by Fund Ten or through its joint ventures, (ii) prepaid service fees of 6.5% based upon the gross proceeds from the sale of shares to additional members, and (iii) organization and offering expenses, ranging from 1.5% to 3.5%, from the gross proceeds from the sale of shares to additional members, as defined in Fund Ten’s limited liability company agreement.  In addition, the Manager is reimbursed for administrative expenses incurred in connection with Fund Ten’s operations.

The total compensation that the Manager and ICON Securities Corp. may earn, not including management fees and administrative expense reimbursements, is limited to 12% of gross offering proceeds up to the first $37,500,000 raised, 11% of gross offering proceeds from $37,500,001 to $75,000,000 and 10% of gross offering proceeds from $75,000,001 to $150,000,000.

The Manager also has a 1% interest in Fund Ten’s profits, losses and distributions. Fund Ten paid distributions to the Manager of approximately $32,000 for the three months ended March 31, 2007. The Manager’s interest in Fund Ten’s net income (loss) for the three month periods ended March 31, 2007 and 2006 was $2,763 and $(10,399), respectively.

Fees and other expenses paid or accrued by Fund Ten to the Manager or its affiliates for the three month periods ended March 31, 2007 and 2006, were as follows:

	2007	2006
Management fees (1)	$588,360	$447,837
Administrative expense reimbursements (1)	210,537	287,331

	$798,897	$735,168

(1) Charged directly to operations.

*Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in Fund Ten is greatly appreciated and we look forward to sharing future successes.

Sincerely,

ICON Capital Corp., Manager

Thomas W. Martin
Chairman, Chief Executive Officer and President

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws.  Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA.  These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of  similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconcapital.com
or
• Visiting www.sec.gov
or
• Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Fund Ten’s expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available on your request.